UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	: August 25, 2006

IRVINE SENSORS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-08402	33-0280334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 549-8211

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 8.01. Other Events

On August 25, 2006, Irvine Sensors Corporation (the “Company”) received notice that the U. S. government exercised its $3.4 million Option 1 under Government Contract FA8650-04-C-7120, dated May 28, 2004 (the “Contract”), which Contract was initially filed as Exhibit with the SEC on the Company’s Quarterly Report on Form 10-Q for 13 weeks ended June 27, 2004. This Option represents the next phase of a program to develop 3-dimensional electronics technology. This Irvine Sensors program, dubbed 3D MINT, is a multi-year contract, the first phase of which was completed earlier this year with the successful demonstration of processing speeds and packaging densities that are at least an order of magnitude improved over that achievable with conventional state-of-the-art electronics. The newly awarded contract option is intended to develop hardware that is potentially transferable to both military and commercial applications. There were no modifications or amendments to the Contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION a Delaware corporation

Date: August 31, 2006	By:	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr. Senior Vice President and Chief Financial Officer